Exhibit 32.1

                    Certification of Chief Executive Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of
                         Title 18, United States Code)


Pursuant to section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation ("Sharper Image"), does hereby certify that:

     a) The Annual Report on Form 10-K for the fiscal year ended January 31, 2004 (the "Form 10-K") of Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     b) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Sharper Image.


By: /s/  Richard Thalheimer
   -------------------------
Richard Thalheimer
Chairman and Chief Executive Officer
April 15, 2004